UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Popular, Inc.
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POPULAR, INC.

209 Muñoz Rivera Avenue

San Juan, Puerto Rico 00918

Supplement Dated April 27, 2020

To the Proxy Statement Dated March 31, 2020

For the 2020 Annual Meeting of Shareholders

To be held Tuesday, May 12, 2020

On March 31, 2020, Popular, Inc. (“Popular”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission in connection with its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 12, 2020, and this supplement (the “Supplement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Popular for use at the Annual Meeting, including any postponements or adjournments thereof.

This Supplement amends and restates the portions of Proposal 5 (Adoption of the Popular, Inc. 2020 Omnibus Incentive Plan) and Appendix D (Popular, Inc. 2020 Omnibus Incentive Plan) of the Proxy Statement set forth herein to reflect Popular’s determination to eliminate from the number of shares of Popular Common Stock issuable under the 2020 Omnibus Plan any reserved shares not issued or subject to outstanding awards under the Popular, Inc. 2004 Omnibus Incentive Plan on the effective date of the 2020 Omnibus Incentive Plan. Excerpts of the amended and restated portions of Proposal 5 and Appendix D are set forth below and replace the corresponding original text in the Proxy Statement in its entirety.

This Supplement does not change the Proxy Statement other than as described herein. This Supplement should be read in conjunction with the Proxy Statement.

The Board of Directors unanimously recommends that you cast your vote FOR all proposals on Popular’s 2020 Annual Meeting of Shareholders ballot, including Proposal 5 (Adoption of the Popular, Inc. 2020 Omnibus Incentive Plan). We hope this information is helpful in your independent evaluation of Proposal 5.

The proxy card mailed to shareholders on or about March 31, 2020 remains valid and effective for the proposals set forth in the Proxy Statement as supplemented hereby. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. All proxy cards executed prior to the date of this Supplement and not revoked prior to the Annual Meeting will be voted in accordance with the instructions contained in such proxy cards. You may change your vote at any time before the vote takes place at the Annual Meeting. To do so or to vote by proxy if you have not yet voted, you may cast a new vote by telephone or over the Internet, send in a new proxy card with a later date, or send a written notice of revocation to the President or Chief Legal Officer and Secretary of Popular (751), P.O. Box 362708, San Juan, Puerto Rico 00936-2708, to be delivered before the proxy is exercised. If you attend the Annual Meeting, you may request that your previously submitted proxy not be used.

AMENDMENT TO PROPOSAL 5

Adoption of the Popular, Inc. 2020 Omnibus Incentive Plan

The first paragraph of the section of Proposal 5 titled “Shares Subject to the 2020 Omnibus Incentive Plan; Other Limitations of Awards” is amended to revise the description of the number of shares of Common Stock available for grant under the 2020 Omnibus Incentive Plan to delete sub-clause (a), to describe that the number of shares issuable under the 2020 Omnibus Incentive Plan will be 4,000,000, plus shares that are subject to awards granted under the 2004 Omnibus Incentive Plan prior to the effective date of the 2020 Omnibus Incentive Plan that are subsequently forfeited. The amended paragraph is set forth below (deletions of text are indicated by strike-outs and insertions of text are indicated by underlining):

If the plan is adopted, the maximum number of shares of Common Stock issuable under the 2020 Omnibus Incentive Plan for Awards will be 4,000,000, plus ~~(a) any reserved shares not issued or subject to outstanding grants under the 2004 Omnibus Incentive Plan on the date of approval by the shareholders of the Corporation of the 2020 Omnibus Incentive Plan the (“Effective Date”) and (b)~~ shares that are subject to awards granted under the 2004 Omnibus Incentive Plan that cease to be subject to such awards by forfeiture or otherwise after the date of approval by the shareholders of the Corporation of the 2020 Omnibus Incentive Plan (the “Effective Date”). Following adoption of the plan, the maximum aggregate number of shares that may be issued under the plan for ISOs is 4,000,000. Following adoption of the plan, the maximum aggregate number of shares that may be issued under the plan for QSOs is 4,000,000. To the extent that any shares of Common Stock subject to an Award are not issued because the Award expires without having been exercised, is cancelled, terminated, forfeited or is settled without issuance of Common Stock (including, but not limited to, shares tendered or withheld for taxes for Restricted Stock Awards or shares under the 2020 Omnibus Incentive Plan or the 2004 Omnibus Incentive Plan that are issued in connection with a Restricted Award that is subsequently forfeited), such shares will be available again for grants of Awards under the 2020 Omnibus Incentive Plan.

AMENDMENT TO APPENDIX D

Popular, Inc. 2020 Omnibus Incentive Plan

The 2020 Omnibus Incentive Plan set forth in Appendix D of the Proxy Statement is amended as follows to revise Section 5.1(a) of the proposed plan to delete sub-clause (a) so that the number of shares of Common Stock issuable under the Plan for Awards shall be 4,000,000, plus shares that are forfeited under the 2004 Omnibus Incentive Plan (deletions of text are indicated by strike-outs):

5.1    Plan Limits.

(a)    Shares Available for Awards: Subject to the provisions of Section 5.3, the number of shares of Common Stock issuable under the Plan for Awards shall be 4,000,000, plus ~~(a) any reserved shares not issued or subject to outstanding grants under the Prior Plan on the Effective Date and (b)~~ shares that are subject to awards granted under the Prior Plan that cease to be subject to such awards by forfeiture or otherwise after the Effective Date. The maximum aggregate number of shares of Common Stock that may be issued under the Plan for ISOs is 4,000,000. The maximum aggregate number of shares of Common Stock that may be issued under the Plan for QSOs is 4,000,000.